EXHIBIT A

AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13D need to be filed with respect to the ownership by each of the undersigned of shares of Common Stock of Alpine Immune Sciences, Inc.

Date: July 28, 2017	FRAZIER LIFE SCIENCES VIII, L.P.
By FHM Life Sciences VIII, L.P., its general partner
By FHM Life Sciences VIII, L.L.C., its general partner

	By:	/s/ Steve R. Bailey
Steve R. Bailey, Chief Financial Officer

Date: July 28, 2017	FHM LIFE SCIENCES VIII, L.P.
By FHM Life Sciences VIII, L.L.C., its general partner

	By:	/s/ Steve R. Bailey
Steve R. Bailey, Chief Financial Officer

Date: July 28, 2017	FHM LIFE SCIENCES VIII, L.L.C.

	By:	/s/ Steve R. Bailey
Steve R. Bailey, Chief Financial Officer

Date: July 28, 2017	By:	*
James Topper

Date: July 28, 2017	By:	*
Patrick J. Heron

Date: July 28, 2017	*By:	/s/ Steve R. Bailey
Steve R. Bailey, as Attorney-in-Fact

This Schedule 13D was executed by Steve R. Bailey on behalf of the individuals listed above pursuant to a Power of Attorney a copy of which is attached as Exhibit B.